UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

INTEGRITY MUTUAL FUNDS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At its May 25, 2006, meeting, the Board of Directors of Integrity Mutual Funds, Inc., voted to increase the number of Board seats from eight to nine.  By written action, the Board elected Jeffrey A. Cummer to fill the vacant seat on June 1, 2006.

Mr. Cummer is president and Senior Portfolio Manager of SMH Capital Advisors, of Forth Worth, Texas.  SMH Capital Advisors manages the Integrity High Income Fund on a sub-advisory basis.

Mr. Cummer is also a director and executive officer of Xponential, Inc., a Delaware corporation, based in Norcross, Georgia.  On April 25, 2006, Xponential, Inc. filed with the Securities and Exchange Commission a tender offer to acquire up to 3 million shares of Integrity Mutual Funds, Inc. common shares at a price of $0.40 per share.  As a result of the tender offer, Xponential, Inc. became beneficial owner of 9% of the outstanding common shares of Integrity Mutual Funds, Inc.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                On June 1, 2006, the Board of Directors of Integrity Mutual Funds, Inc., amended its Bylaws to allow the Board to fill any vacancy of the Board by reason of an increase in the number of directors.

Item 9.01 - Financial Statements and Exhibits

                (d)  Exhibits

                                99.1 Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY MUTUAL FUNDS, INC.

By:	/s/ Robert E. Walstad
Robert E. Walstad
Chief Executive Officer,
Chairman & Director

Dated:  May 25, 2006